UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): April 15, 2005

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including zip code)

(310) 536-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective May 18, 2005, the Company’s Employment Agreement dated as of September 13, 2004 with Denise K. Fletcher (the “Agreement”) will terminate. As a result of such termination, under the terms of the Agreement, Ms. Fletcher will be entitled to receive her base salary of $350,000 for the two-year period following termination, and, subject to certain limitations, health insurance benefits during the one-year period following the effective date of termination.

Other material terms of the Agreement were described in the Company’s Current Report on Form 8-K filed on September 16, 2004 which is incorporated herein by reference.

Ms. Fletcher does not have any other material relationship with the Company or its affiliates.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 15, 2005, Ms. Fletcher stepped down as Senior Vice President and Chief Financial Officer of the Company. This decision was reached by mutual agreement. A copy of the press release announcing this decision is attached hereto as Exhibit 99.1.

Thomas L. Kelly, Executive Vice President, will assume the role of acting Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated April 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2005	DAVITA INC.

	By:	/s/ Joseph Schohl
Joseph Schohl Vice President, General Counsel and Secretary

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EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated April 19, 2005.

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